UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 22, 2022, Broad Atlantic Associate LLC (the “Seller”), a wholly owned subsidiary of Rafael Holdings, Inc. (the “Company”), completed the sale of the building owned by the Seller located at 520 Broad Street in Newark, New Jersey and an associated 800-car public garage (the “Property”) to 520 Broad Holdings LLC, 26 Lombardy Holdings LLC and 1073 McCarter Holdings LLC for a purchase price of $49.4 million. The Property serves as the Company’s headquarters and has several other tenants.

The Property was encumbered by a mortgage securing a $15 million loan which was paid off in this transaction. After repaying the loan, and paying commissions, taxes, and other related costs, the Company received a net amount of approximately $33 million at closing.

A copy of the August 23, 2022, press release relating to the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than August 26, 2022.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated August 23, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: August 23, 2022

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated August 23, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

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